Exhibit 99.1

News Release
For Immediate Release

Catasys Announces $45 Million Debt Financing

Commitment from Goldman Sachs to Support Accelerating Growth

Los Angeles, CA – September 24th, 2019 – Catasys, Inc. (NASDAQ: CATS) (“Catasys” or the “Company”), a leading AI and technology-enabled healthcare company, has entered into a financing agreement with Goldman Sachs Specialty Lending Group, L.P. (“Goldman Sachs”) involving the placement of Senior Secured Notes due 2024 pursuant to a committed purchase of up to $45 million, comprised of a $35 million initial purchase and up to $10 million in additional issuances.

Catasys intends to use the proceeds to retire the Company’s existing credit facilities, continue scaling new contracts and expansions, invest in additional technology enhancements, develop new products including the Catasys PRE™ platform, and provide excess capital for growth.

Mr. Terren Peizer, Chairman and CEO of Catasys, stated, “We are pleased to have closed this financing with Goldman Sachs in support of our growth initiatives without significant dilution to shareholders. Our leadership team worked closely with Goldman Sachs over the past few months and are thrilled to have the bank as a new financing provider, which may result in future funding commitments. Given current and anticipated growth of eligible members of our outreach pool, we anticipate the proceeds from this financing will enable Catasys to achieve positive cash flow as we continue working to execute on our program and platform expansions and technological advancements in the remainder of 2019 and beyond. Given our capital-light model, we remain optimistic that our growth can be funded by access to additional debt capital, if necessary, and internally generated cash flow.”

About Catasys, Inc.

Catasys, Inc. is a leading AI and technology-enabled healthcare company whose mission is to help improve the health and save the lives of as many people as possible. Its Catasys PRETM (Predict-Recommend-Engage) platform predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages people who aren’t getting the care they need. By combining predictive analytics with human engagement, Catasys delivers improved member health and validated outcomes and savings to healthcare payers.

Catasys’ integrated, technology-enabled OnTrak solution, a critical component of the Catasys PRE platform, is designed to treat members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Catasys has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

OnTrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators who address the social and environmental determinants of health, including loneliness. The program improves member health and delivers validated cost savings to healthcare payers of more than 50 percent for enrolled members. OnTrak is available to members of leading national and regional health plans in 27 states.

Learn more at www.catasys.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For Investors:
Catasys, Inc.
Ariel Davis
Phone: 310-444-4346
Email: ariel@catasys.com

For Media:
Catasys, Inc.
Cathy Finley
Phone: 310-444-4308
Email: cfinley@catasys.com